UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report: March 4, 2009

Date of earliest event reported: March 2, 2009

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PACIFIC ASIA PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

000-52770	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 2, 2009, Pacific Asia Petroleum, Inc. (the “Company”) (PFAP.OB) entered into a Subscription Agreement for Shares (“Subscription Agreement”) with Richard Grigg, the Company’s Senior Vice President and Managing Director, pursuant to which Mr. Grigg purchased 970,000 shares of the Company’s Common Stock (the “Company Shares”) in exchange for 3,825,000 shares of Ordinary Fully Paid Shares (the “SG&E Shares”) of Sino Gas & Energy Holdings Limited, a privately-held company incorporated in Western Australia (“SG&E”) engaged in the exploration and development of coal bed methane and unconventional gas projects in China.  The SG&E Shares represent approximately a 3.5% ownership interest in SG&E.  Mr. Grigg was formerly an employee and founding member of SG&E before joining the Company in October 2007.

Given that the Company is considering a number of possible transactions that may involve SG&E as a partner or party, which transactions Mr. Grigg may be instrumental in negotiating and overseeing, the Company believed that it was in the best interests of the Company and its stockholders to exchange Mr. Grigg’s SG&E Shares for the Company Shares in order to eliminate potential conflicts of interest on the part of Mr. Grigg and to further align Mr. Grigg’s interests with those of the Company.  See also Items 3.02 and 5.02 below.
Item 3.02.	Unregistered Sales of Equity Securities.

The Company issued the Company Shares to Mr. Grigg pursuant to the Subscription Agreement, effective March 2, 2009.  As full consideration for the issuance of the Company Shares, Mr. Grigg transferred the SG&E Shares to the Company, which exchange the Board of Directors determined to be a fair and equivalent exchange of economic interests and payment of fair market value for the Company Shares based on a number of factors.

No underwriters were involved in the transaction described above.  All of the Company Shares issued in the foregoing transaction were issued by the Company in reliance upon the exemption from registration available under Regulation S of the Securities Act, in that the transaction involved the issuance and sale of our securities outside the United States in an offshore transaction that did not involve directed selling efforts within the United States.  All certificates representing the securities issued have a legend imprinted on them stating that the shares have not been registered under the Securities Act and cannot be transferred until properly registered under the Securities Act or an exemption applies.  See also Items 1.01 and 5.02.
Item 5.02	Departure of Directors or Principal Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 2, 2009, the Company entered into the Subscription Agreement with Richard Grigg, the Company’s Senior Vice President and Managing Director, pursuant to which Mr. Grigg purchased 970,000 shares of the Company’s Common Stock in exchange for 3,825,000 shares of Ordinary Fully Paid Shares of Sino Gas & Energy Holdings Limited.  See Items 1.01 and 3.02 above.

The foregoing descriptions of the terms of the Subscription Agreement are not complete and are qualified in their entirety by the terms and conditions of the Subscription Agreement attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Subscription Agreement, dated March 2, 2009, entered into by and between the Company and Richard Grigg.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 4, 2009

Pacific Asia Petroleum, Inc.
By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

 Index to Exhibit
Exhibit Number	Description
10.1	Subscription Agreement, dated March 2, 2009, entered into by and between the Company and Richard Grigg.